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                                  EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 14, 2003, accompanying the consolidated financial statements and schedule included in the annual report of National Presto Industries, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of National Presto Industries, Inc. and subsidiaries on Form S-8 (File No. 33-46711, effective March 27, 1992).



/S/ Grant Thornton LLP
Minneapolis, Minnesota
March 14, 2003